Western Alliance Bancorporation Issues Updated Financial Information
PHOENIX -- Western Alliance Bancorporation (“Western Alliance” or the “Bank”) (NYSE: WAL), the holding company for Western Alliance Bank, today provides additional unaudited financial information and clarifies deposit levels as of March 31, 2023:
•End of quarter total deposits were $47.6 billion compared to $53.6 billion as of December 31, 2022.
◦As noted previously, the Bank experienced elevated net deposit outflows surrounding the announcements of the Silicon Valley Bank and Signature Bank closures in mid-March, concentrated primarily in our Technology and Innovation and Settlement Services groups, with net outflows falling sharply and returning to normalized levels by March 17.
◦Since March 20, deposit balances stabilized and grew approximately $900 million to quarter end.
◦Since March 31, quarter-to-date deposit growth has continued this trajectory and increased an additional $1.2 billion as of April 4.
•Total insured deposits, including collateralized and pass-through insured deposits, represent approximately 68% of total deposits, significantly higher than year-end. This increase in the proportion of insured deposits following the elevated outflows in mid-March was driven almost entirely by strong utilization and growth in reciprocal deposits and collateralized deposits for clients.
About Western Alliance Bancorporation
With more than $65 billion in assets, Western Alliance Bancorporation (NYSE: WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, business clients benefit from a full spectrum of tailored banking solutions and outstanding service delivered by industry experts who put customers first. Major accolades include being ranked #1 top-performing large bank with assets greater than $50 billion in 2021 by both American Banker and Bank Director. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit westernalliancebank.com.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, including deposit balances, capital ratios and unrealized losses on investment securities, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission; the potential adverse effects of unusual and infrequently occurring events, including bank failures; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
Investors: Dale Gibbons, 602-952-5476
Media: Stephanie Whitlow, 480-998-6547